SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 10, 1998

                 SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.
               (Exact name of registrant as specified in charter)


                                     FLORIDA
                 (State or other jurisdiction of incorporation)



     0-21627                                             06-1413994
(Commission file number)                     (IRS employer identification no.)



                27 Governor Street, Ridgefield, Connecticut 06877
            (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (203) 438-8144


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          (Former name or former address, if changed since last report)



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Item 6. Resignations of Registrant's Directors.

     On March 10, 1998, Stephen J. Thompson resigned from the Board of Directors of the registrant. In his letter of resignation, Mr. Thompson cited an unspecified direction taken by the registrant which he believes differs substantially from the registrant's founding philosophies and strategies.

     In October 1997, the Board of Directors of the registrant, then consisting of Richard J. Fricke and Mr. Thompson, was expanded to four members and Sean McNamara and Richard W. Hill were elected Directors. In January 1998, Mr. Thompson and his father, Robert F. Thompson, resigned as officers of the registrant, the Board was expanded to five members, and Mr. Nicky Hunt was elected Director.

     The registrant's new management has aggressively reduced expenses and terminated unnecessary facilities, consultants, and marketing arrangements. The registrant believes that Mr. Thompson's resignation as Director is primarily attributable to his diminished influence following expansion of the Board of Directors and, to a lesser extent, the aforementioned operating changes.

Item 7. Financial Statements, Pro Form Financial Information and Exhibits.

          (c)  Exhibits

          17.  Resignation letter of Stephen J. Thompson as Director


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SAFE ALTERNATIVES CORPORATION OF
                                        AMERICA, INC.
                                        (Registrant)


Date:    April 20, 1998                 By: /s/ Richard J. Fricke
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                                            Richard J. Fricke
                                            President


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